                                                                   Exhibit 99.11

                      Form of Subscription Agency Agreement

          This Subscription Agent Agreement (the "Agreement") is made as of the
    day of           , 2003, by and between Harken Energy Corporation, a
---        ----------
Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, as subscription agent (the "Agent").

                                    RECITALS

          WHEREAS, the Company has caused a prospectus (the "Prospectus") included in the Registration Statement on Form S-3, File No. 333-99579, to be filed with the Securities and Exchange Commission (the "Commission") on September 13, 2002, as amended by any amendment filed with respect thereto (collectively the "Registration Statement"), which relates to a proposed distribution by the Company of non-transferable subscription rights (the "Subscription Rights") to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), upon the exercise of such Subscription Rights (the distribution of the Subscription Rights and the sale of shares of Common Stock upon the exercise thereof as contemplated by the Registration Statement is referred to herein as the "Rights Offering");

          WHEREAS, the Subscription Rights will be distributed on or about
          , 2003, to holders ("Holders") of record of shares of Common Stock,
----------
the Company's Series G1 Convertible Preferred Stock ("Series G1 Preferred Stock"), and the Company's Series G-2 Convertible Preferred Stock ("Series G1
Preferred Stock") as of the close of business on         , 2003 (the "Record
                                                 --------
Date"), at a rate of one Subscription Right for each share of Common Stock (or in the case of the Series G1 Preferred Stock and Series G2 Preferred Stock, one Subscription Right for each share of Common stock issuable upon conversion) held on the Record Date;

          WHEREAS, the Company has authorized the issuance of            shares
                                                              ----------
of Common Stock (the "Underlying Shares") to be distributed pursuant to the Rights Offering;

          WHEREAS, each Subscription Right will entitle the Holder to purchase
at a subscription price of $    per Subscription Right (or $    per share of
                            ---                             ---
Common Stock) (the "Subscription Price") Underlying Shares (the "Subscription Privilege"), which Subscription Right to subscribe for such Underlying Shares pursuant to the Subscription Privilege is not transferable; and

          WHEREAS, the Company wishes the Agent to perform certain acts on behalf of the Company, and the Agent is willing to so act, in connection with the Rights Offering as set forth herein, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                              APPOINTMENT OF AGENT

     Section 1.1. Appointment of Agent. The Company hereby appoints the Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement. The Agent hereby accepts such appointment.

                                    ARTICLE 2
                             ISSUANCE OF SECURITIES

     Section 2.1. Authorization; Issuance. The Company has authorized the issuance of the Subscription Rights and, following the Record Date and the effectiveness of the Registration Statement, will issue such Subscription Rights to the Holders as contemplated by the Registration Statement. The Company will notify the Agent upon the effectiveness of the Registration Statement. As transfer agent and registrar for the shares of Common Stock, the Agent shall provide such assistance as the Company may require in order to effect the distribution of the Subscription Rights to Holders, including assistance in determining the number of Subscription Rights to be distributed to each such Holder and assistance in distributing the Subscription Documents (as defined in Section 5.2 hereof) evidencing the Subscription Rights and all other ancillary documents and issuance of the Underlying Shares.

     Section 2.2. Reservation. The Company has authorized the issuance of and will hold in reserve the Underlying Shares, and upon the valid exercise of Subscription Rights, the Company will issue Underlying Shares to validly exercising Holders as set forth in the Registration Statement.

                                    ARTICLE 3
                       SUBSCRIPTION RIGHTS AND ISSUANCE OF
                             SUBSCRIPTION DOCUMENTS

     Section 3.1. Subscription Rights and Issuance of Subscription Documents. Each set of Subscription Documents shall contain a Subscription Certificate which shall be non-transferable. The Agent shall, in its capacity as transfer agent and registrar of the Company, maintain a register of Subscription Certificates and the Holders thereof. Each Subscription Certificate shall, subject to the provisions thereof, entitle only the Holder in whose name it is recorded the right to subscribe for prior to 5:00 P.M., New York City time, on
             , 2003, (the "Expiration Date"), at the Subscription Price a number
--------- ---
of Rights set forth therein (the "Subscription Privilege"). The Company shall certify to the Agent the number of shares of Common Stock into which the Series G1 Preferred Stock and Series G2 Preferred Stock is convertible as of the Record Date and the names, addresses, and other information of the Holders of such stock as the Agent may reasonably require in connection with the performance of its obligations under this Agreement.

                                    ARTICLE 4
                    FRACTIONAL SUBSCRIPTION RIGHTS AND SHARES

     Section 4.1. Fractional Subscription Rights and Shares. The Company shall not issue fractions of Subscription Rights nor shall the Agent distribute Subscription Certificates which evidence fractional Subscription Rights. The aggregate number of Subscription

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Rights issued to each Holder will be rounded up to the nearest whole number. All questions as to the validity and eligibility of any rounding of fractional Subscription Rights shall be determined by the Company in its sole discretion, and its determination shall be final and binding. The Company shall not issue fractional shares of Common Stock to exercising Holders upon exercise of Subscription Rights. The aggregate number of shares of Common Stock issued to each Holder will be rounded up to the nearest whole number.

                                    ARTICLE 5
                  FORM AND EXECUTION OF SUBSCRIPTION DOCUMENTS

     Section 5.1. Subscription Certificates. Each Subscription Certificate shall evidence the Subscription Rights of the Holder therein named to purchase Common Stock upon the terms and conditions set forth in the Subscription Documents.

     Section 5.2. Form; Execution. Upon the written advice of the Company, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of the Company's stockholders as of the Record Date to be prepared by the Agent in its capacity as transfer agent of the Company, and from the list of Holders of the Series G1 Preferred Stock and Series G2 Preferred Stock delivered to the Agent pursuant to Section 3.1 above, prepare and record Subscription Certificates in the names of the Holders, setting forth the number of Subscription Rights to subscribe for the Company's Common Stock (and number of shares of Common Stock exercisable pursuant to such Subscription Rights) calculated on the basis of one Subscription Right for each share of Common Stock recorded on the books in the name of each such Holder, or in the case of the Series G1 Preferred Stock and Series G2 preferred Stock, one Subscription Right for each share of Common Stock issuable upon conversion, as certified to the Agent in Section 3.1 above. Each Subscription Certificate shall be dated as of the Record Date and shall be executed manually or by facsimile signature of a duly authorized officer of the Agent. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall promptly countersign and deliver the Subscription Certificate, together with a copy of the Prospectus, instruction letter and any other document as the Company deems necessary or appropriate (collectively the "Subscription Documents"), to all Holders. No Subscription Documents shall be valid for any purpose unless so executed. Delivery shall be by first class mail (without registration or insurance).

     Section 5.3. Foreign Addresses. The Agent will mail Subscription Documents to Holders whose addresses are outside the United States or who have an Army Post Office or Fleet Post Office address as provided in Section 5.2 above.

                                    ARTICLE 6
                EXERCISE OF SUBSCRIPTION RIGHTS; EXERCISE PRICE;
                                 EXPIRATION DATE

     Section 6.1. Exercise of Subscription Rights. Each Holder may exercise some or all of the Subscription Rights evidenced by the Subscription Certificate (but not in amounts of less than one Subscription Right or an integral multiple thereof) by delivering to the Agent, on or prior to the Expiration Date, properly completed and executed Subscription Documents evidencing such Subscription Rights (with signatures guaranteed, if required by Section 6.9 hereof, by a financial institution (including commercial banks, savings and loan associations and brokerage houses) that is a member of a recognized signature guarantee or medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution")), together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege. In the case of persons acquiring shares at an aggregate Subscription Price of $1,000,000 or more, an alternative payment method may be arranged with the Agent and approved by the Company.

     Section 6.2. Depositary Trust Company. In the case of Holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such Holder to the DTC account of the Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege. Alternatively, a Holder may exercise the Subscription Rights evidenced by the Subscription Certificate by effecting compliance with the procedures for guaranteed delivery set forth in Section 6.3 below.

     Section 6.3. Guaranteed Delivery Procedures. If a Holder wishes to exercise Subscription Rights, but time will not permit such Holder to cause the Subscription Certificate evidencing such Subscription Rights to reach the Agent on or prior to the Expiration Date, such Subscription Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met: (a) such Holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Subscription Privilege to be received (in the manner set forth in Section
6.5 hereof) by the Agent on or prior to the Expiration Date; (b) the Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Subscription Documents, from an Eligible Institution, stating the name of the exercising Holder, the number of Subscription Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Holder, the number of Underlying Shares being subscribed for pursuant to the Subscription Privilege, and guaranteeing the delivery to the Agent of the Subscription Certificate evidencing such Subscription Rights at or prior to 5:00 p.m., New York City time, on the date three American Stock Exchange ("AMEX") trading days following the date of the Notice of Guaranteed Delivery; and (c) the properly completed Subscription Certificate(s) evidencing the Subscription Rights being exercised, with any required signatures guaranteed, are received by the Agent, or such Subscription Rights are transferred into the DTC account of the Agent, at or prior to 5:00 p.m., New York City time, on the date three AMEX trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Agent by telegram or facsimile transmission (facsimile: (718) 921-8336).

     Section 6.4. Expiration of Rights. The Subscription Rights shall expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company in its sole discretion by providing the Agent with oral or written notice on or before the expiration of the Subscription Rights on the Expiration Date.

     Section 6.5. Deemed Exercises; Subscription Excess. If an exercising Holder has not indicated the number of Subscription Rights being exercised, or if the Subscription Price payment forwarded by such Holder to the Agent is not sufficient to purchase the number of shares subscribed for, the Holder will be deemed to have exercised the Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price delivered to the Agent. To the extent the payment forwarded by the Holder exceeds maximum number of whole Subscription Rights which may be exercised for the Subscription Price ("Subscription Excess"), the Agent, as soon as practicable after the exercise of the Subscription Rights, shall mail to such Holders any portion of the Subscription Excess, without interest or deduction.

     Section 6.6. Bank Account. The Agent shall hold all proceeds of the Rights Offering in a segregated bank account (the "Bank Account"). Upon receipt by the Agent of a written notice from the Company and following issuance of the Underlying Shares, the Agent shall and is hereby directed to withdraw from the Bank Account in which the proceeds of the Rights Offering have been held and pay to, credit to the account of or otherwise transfer to the Company all such Funds. At the request of the Company, any portion of the Underlying Shares shall be issued and the corresponding proceeds shall be remitted to the Company. If the Company provides the Agent oral or written notice that the Rights Offering is not completed with regard to any or all of the Subscription Rights, prior to the issuance of the Underlying Shares, the Agent shall mail to any Holder of any such Subscription Rights any payment received by the Agent from the Holder for the exercise of Subscription Rights as soon as practical.

     Section 6.7. Acceptance of Certificates. The Agent is authorized to accept only Subscription Certificates (other than Subscription Certificates delivered in accordance with the procedure for guaranteed delivery set forth in Section 6.3, or transfers of Subscription Rights to its account at DTC), received prior to 5:00 p.m., New York City time, on the Expiration Date.

     Section 6.8. No Revocation. Once a Holder has exercised a Subscription Right, such exercise may not be revoked.

     Section 6.9. Guaranteed Signatures. If a Holder requests that the certificate representing the Common Stock to be issued in a name other than the name of the Holder or such certificate is to be sent to an address other than the address shown on such Holders Subscription Certificate, the signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

                                    ARTICLE 7
                            VALIDITY OF SUBSCRIPTIONS

     Section 7.1. Validity of Subscriptions. Irregular subscriptions and improperly executed Subscription Documents not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Company and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

                                    ARTICLE 8
                         DELIVERY OF STOCK CERTIFICATES

     Section 8.1. Delivery of Stock Certificates. As soon as practicable after the Expiration Date, the Agent shall deliver to such exercising Subscription Rights holder certificates representing the shares of Common Stock purchased pursuant to the Subscription Privilege.

                                    ARTICLE 9
                                     REPORTS

     Section 9.1. Reports. The Agent shall notify both the Company and its designated representatives by telephone as requested during the period commencing with the mailing of Subscription Documents and ending on the Expiration Date (and in the case of guaranteed deliveries pursuant to Section
6.3 the period ending three AMEX trading days after the Expiration Date), which notice shall thereafter be confirmed in writing, of (i) the number of Subscription Rights exercised on the day of such request, (ii) the number of Underlying Shares subscribed for pursuant to the Subscription Privilege and the number of such Subscription Rights for which payment has been received, (iii) the number of Subscription Rights subject to guaranteed delivery pursuant to
Section 6.3 on such day, (iv) the number of Subscription Rights for which defective exercises have been received on such day and (v) cumulative totals derived from the information set forth in clauses (i) through (iv) above. At or before 5:00 p.m., New York City time, on the first AMEX trading day following the Expiration Date, the Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (i) through (iv) above. The Agent shall also maintain and update a listing of Holders who have fully or partially exercised their Subscription Rights and Holders who have not exercised their Subscription Rights. The Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Article 10 as any of them shall request. The Agent hereby represents, warrants and agrees that the information contained in each notification referred to in this Article 9 shall be accurate in all material respects.

                                   ARTICLE 10
                               LOSS OR MUTILATION

     Section 10.1. Loss or Mutilation. Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them, which may be in the form of an open penalty bond, and reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate if mutilated, the Company will make and deliver a new Subscription Certificate of like tenor to the Agent for delivery to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Agent an indemnity bond must be sufficient in the judgment of both to protect the Company, the Agent or any agent thereof from any loss which any of them may suffer if a Subscription Certificate is replaced.

                                   ARTICLE 11
                            COMPENSATION FOR SERVICES

     Section 11.1. Compensation. The Company agrees to pay to the Agent a fee in
the amount of $         as compensation for its services in acting as Agent,
               --------
plus postage fees incurred in the performance of Agent's duties hereunder.

                                   ARTICLE 12
                        INSTRUCTIONS AND INDEMNIFICATION

     Section 12.1. Instructions; Indemnification. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

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          (a) The Agent shall be entitled to rely upon any written instructions or directions furnished to it by Mikel D. Faulkner, the Company's Chairman and Chief Executive Officer, Bruce N. Huff, the Company's President and Chief Operating Officer, and A. Wayne Hennecke, the Company's Senior Vice President - Finance and Secretary, or their designees (each, an "Authorizing Person"), whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an Authorizing Person of the Company which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control.

          (b) The Company also agrees to indemnify and hold the Agent harmless against any losses, claims, actions, damages, liabilities, costs or expenses (including reasonable fees and disbursements of legal counsel) (collectively, "Claims") that the Agent may incur or become subject to, arising from or out of any claim or liability resulting from actions taken as Agent pursuant to this Agreement; provided, however, that such covenant and agreement does not extend to, and the Agent shall not be indemnified or held harmless with respect to, such Claims incurred or suffered by the Agent as a result, or arising out, of the Agent's negligence, misconduct, bad faith or breach of this Agreement. In connection therewith: (i) in no case shall the Company be liable with respect to any Claim against the Agent unless the Agent shall have notified the Company in writing of the assertion of a Claim against it promptly after the Agent shall have notice of a Claim or shall have been served with the summons or other legal process giving information as to the nature and basis of the Claim; provided, however, that the failure of the Agent to notify the Company in the above manner will absolve the Company of liability only when such failure will result or has resulted in prejudice to the Company with respect to such claim; (ii) the Company shall be entitled to control the defense of any suit brought to enforce any such Claim; and (iii) the Agent agrees not to settle or compromise any Claim with respect to which it may seek indemnification from the Company without the prior written consent of the Company. In no event shall the Company be liable for the fees and expenses of any additional counsel that the Agent may retain.

          (c) The Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it without negligence and in good faith in connection with its administration of this Agreement in reliance upon any Subscription Certificate, or written power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or person.

                                   ARTICLE 13
                     INTERPRETATION AND FUTURE INSTRUCTIONS

     Section 13.1. Interpretation. All questions as to the timeliness, validity, form and eligibility of any exercise of Subscription Rights will be determined by the Company whose determinations shall be final and binding. The Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as

                                       7

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it may determine or reject the purported exercise of any Subscription Right.
Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Documents or incur any liability for failure to give such notification.

     Section 13.2. Future Instructions. The Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for written advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with written instructions of any such officer.

                                   ARTICLE 14
                                PAYMENT OF TAXES

     Section 14.1. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Underlying Shares; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Subscription Rights or shares or a constructive dividend with respect to the Subscription Rights or shares, and provided further, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of the issuance or delivery of certificates for shares of Common Stock in name other than that of the registered Holder of such Subscription Certificate evidencing the Subscription Rights exercised, and the Agent shall not issue any such certificate until such tax or governmental charge, if required, shall have been paid.

                                   ARTICLE 15
            CANCELLATION AND DESTRUCTION OF SUBSCRIPTION CERTIFICATES

     Section 15.1. Cancellation and Destruction. All Subscription Certificates surrendered for the purpose of exercise, exchange, or substitution shall be canceled by the Agent, and no Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Company shall deliver to the Agent for cancellation and retirement, and the Agent shall so cancel and return, any other Subscription Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                                   ARTICLE 16
                       CHANGES IN SUBSCRIPTION CERTIFICATE

     Section 16.1. Changes in Subscription Certificate. The Agent may, without the consent or concurrence of the Holders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Company) is appropriate to cure any ambiguity or to correct any

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

defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Subscription Certificate except insofar as any such change may confer additional rights upon the Holders.

                                   ARTICLE 17
                            ASSIGNMENT AND DELEGATION

     Section 17.1. No Assignment; Delegation. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party.

     Section 17.2. Binding Nature. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

                                   ARTICLE 18
                    NOTICES TO THE COMPANY, HOLDERS AND AGENT

     Section 18.1. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid certified first-class mail (return receipt requested), or telecopier (with written confirmation of receipt):

     (a)  if to the Company, to:

          Harken Energy Corporation
          580 WestLake Park Blvd., Suite 600
          Houston, TX 77079
          Attention: A. Wayne Hennecke, Vice President - Finance and Secretary
          Telephone: (281) 508-4040
          Facsimile: (281) 504-4100

          with a copy to:

          Baker & McKenzie
          2001 Ross Avenue, Suite 2300
          Dallas, TX 75201
          Attention: Amar Budarapu
          Telephone: (214) 978-3000
          Facsimile: (214) 978-3099

     (b)  if to the Agent, to:

          American Stock Transfer & Trust Company
          40 Wall Street, 46th Floor
          New York, NY 10005
          Attention: Exchange Department
          Telephone: (718) 921-8200
          Facsimile: (718) 234-5001

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

     (c)  if to a Holder,

     at the address shown on the registry books of the Company, or in the case of Holders of Series G1 Preferred Stock or Series G2 Preferred Stock, at the address provided by the Company pursuant to the terms of this Agreement.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when by certified mail, two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; and when receipt is acknowledged, if telecopied.

                                   ARTICLE 19
                            MISCELLANEOUS PROVISIONS

     Section 19.1. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the law of the state of Delaware, without regard to its principles of conflicts of law. The parties agree that with respect to all unresolved disputes arising out of this Agreement they shall submit to the jurisdiction of any state or federal court sitting in Houston Texas.

     Section 19.2. Severability. The parties hereto agree that if any of the provisions contained in this Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provisions shall be deemed modified to the extent necessary to render such provisions enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or unenforceability of any term or provision thereof shall not affect the validity, legality or enforceability of this Agreement or of any term or provision hereof.

     Section 19.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     Section 19.4. Captions. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

     Section 19.5. Facsimile Signatures. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

     Section 19.6. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Agreement.

          IN WITNESS WHEREOF, the parties have hereunto set their hands, as of the day and year first above written.

                                             HARKEN ENERGY CORPORATION


                                             By:
                                                 -----------------------------
                                                 Name:

                                             Title:

                                             AMERICAN STOCK TRANSFER &
                                             TRUST COMPANY


                                             By: -----------------------------
                                                 Name:
                                                 Title:

                                       11